UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

TOFLA MEGALINE INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56549	37-1911358
(State or Other Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

c/o Boca Jom LLC – 1236 N Fairfax, West Hollywood, CA 90046

 (Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Office)

Registrant’s telephone number, including area code: (323) 822-1750

Blvd Porta Trento 122 CP, Blvd Porta Fontana. C.P. Leon,

Guanajuato, Mexico, 37134

(Former Address if Changed, Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/a	N/a	N/a

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Change in Control of Registrant.

On December 31, 2024, Rodolfo Guerrero Angulo entered into a Stock Purchase Agreement (the “Agreement”) pursuant to which Alice Group USA LLC, as assignee (the “Purchaser”), acquired 4,500,000 shares of common stock (the “Shares”) of TOFLA Megaline Inc. (the “Company”), representing approximately 84.1% of the Company’s outstanding shares of common stock. Pursuant to the Agreement, Purchaser agreed to pay Mr. Angulo $590,000. The closing occurred on February 3, 2025. Katerine Calero has control and voting power over the Shares held by Purchaser.

The Closing of the Agreement effectuated a change in control of the Company. As a result of the Closing, the Purchaser owns approximately 84.1% of the Company’s issued and outstanding common stock. There are no arrangements or understandings among members of both the former and new control groups and their associates with respect to election of officers or other matters, except as set forth herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 30, 2024, Katerine Calero was appointed as a member of the Board of Directors of the Company and as Chief Executive Officer, Chief Financial Officer and Secretary of the Company. There is no understanding or arrangement between Ms. Calero and any other person pursuant to which Ms. Calero was selected as a director of the Company. Ms. Calero does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer. Ms. Calero has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

Ms. Calero, age 40, since May 2022 has served as the Senior Manager of Investor Relations for CGI Merchant Group managing communications with investors and stakeholders. Prior to joining CGI Merchant Group, Ms. Calero served as an analyst providing financial project analysis for Bulltick Wealth Management from March 2014 through May 2022. Prior to 2014, Ms. Calero was engaged in various roles with Caixanova Bank and Mercantil Commerce Bank N.A. engaged in fraud monitoring. Ms. Calero received her B.S. in Management from Florida International University in 2010.

Following the appointment of Ms. Calero, Rodolfo Guerrero Angulo resigned as an executive officer and a director of the Company and Marquez Hernandez Maria De Lourdes resigned as a director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOFLA Megaline Inc.

Date: February 3, 2025	By:	/s/ Katerine Calero
	Name:	Katerine Calero
	Title:	Chief Executive Officer, Chief Financial Officer and Secretary